                                                   Exhibit No. (23)a


                   INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Kimberly-Clark Corporation's Registration Statements on Form S-8 (Nos. 33-5299, 33-49050, 33-58402, 33-64063, 33-64689, 33-64931, 333-02607, 333-06996,
333-17367, 333-38385 and 333-43647) and on Form S-3 (Nos. 33-52343
and 333-45399) of our reports dated January 26, 1998 and January 27, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Kimberly-Clark Corporation.



/S/ DELOITTE & TOUCHE LLP
---------------------------

DELOITTE & TOUCHE LLP

Dallas, Texas
March 26, 1998